SUB-ITEM 77Q3

AIM INTERNATIONAL GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811- 6463
SERIES NO.: 1

72DD   1 Total income dividends for which record date passed during the period. (000's Omitted)
         Class A                                                         $13,954
       2 Dividends for a second class of open-end company shares
         (000's Omitted)
         Class R                                                         $   166
         Institutional Class                                             $ 6,883

73A.     Payments per share outstanding during the entire current
         period: (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                                          0.1747
       2 Dividends for a second class of open-end company shares
         (form nnn.nnnn)
         Class R                                                          0.1185
         Institutional Class                                              0.2987

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                          76,302
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                           4,422
         Class C                                                           7,139
         Class R                                                           1,852
         Class Y                                                             133
         Institutional                                                    27,205

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                         $ 19.04
       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Class B                                                         $ 17.52
         Class C                                                         $ 17.53
         Class R                                                         $ 18.80
         Class Y                                                         $ 19.04
         Institutional                                                   $ 19.36

                                                                Int'L Growth - 1